Exhibit 99.1

Contact:	Darrell W. Crate
Affiliated Managers Group, Inc.
(617) 747-3300

AMG Announces Agreement to Invest in Six Leading Mid-Sized
Canadian Asset Management Firms

Interests to be Acquired Through Acquisition of First Asset Management Inc. for
Approximately US$250 Million

Boston, April 19, 2005 – Affiliated Managers Group, Inc. (NYSE: AMG), an asset management company, announced that it has reached a definitive agreement to acquire equity interests in six Canadian asset management firms:  Foyston, Gordon & Payne Inc.; Beutel, Goodman & Company Ltd.; Montrusco Bolton Investments Inc.; Deans Knight Capital Management Ltd.; Triax Capital Corporation; and Covington Capital Corporation.  AMG has agreed to acquire its interests through the acquisition of First Asset Management Inc. (“First Asset”), a privately-held Canadian asset management holding company that owns equity interests in these firms.

Among the leading independent mid-sized investment management firms in Canada, these six firms collectively manage approximately US$23 billion through approximately 100 investment products, including Canadian, U.S. and international value and growth equity products, as well as balanced, fixed income, venture capital and structured products.  Based in Toronto, Montreal, and Vancouver, these firms serve a wide range of institutional investors and high net worth individuals throughout the Canadian marketplace:

•                  Foyston, Gordon & Payne Inc. (“Foyston”) is a rapidly-growing manager of value equity, balanced and fixed income products for institutional and private clients, with approximately US$6.6 billion in assets under management.  Based in Toronto, Foyston is led by a deep and experienced team of investment professionals including James Martin, Brian Goldstein, and Stephen Copeland.  The firm’s four principal investment approaches, Canadian equities, U.S. equities, international equities, and Canadian fixed income, have each generated strong long-term investment results, significantly outperforming their respective peers and benchmarks.  The largest contributor to First Asset’s EBITDA, Foyston has generated significant growth in assets under management through market appreciation as well as net client cash flows, with compound annual growth in assets under management of over 50% since 2000.  Upon the closing of the transaction, AMG will hold an approximately 60% interest in Foyston, with the remaining equity held by Foyston’s senior professionals.

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•                  Beutel, Goodman & Company Ltd. (“Beutel, Goodman”) is a highly regarded value-oriented manager of equity, balanced and fixed income investment products based in Toronto, with approximately US$9.6 billion in assets under management.  The firm’s largest products are its Canadian equity and its fixed income mandates, both of which have excellent long-term performance records.  Upon the closing of the transaction, AMG will hold a 49% interest in Beutel, Goodman, with the remaining majority equity interest held by Beutel, Goodman’s management team.

•                  Montrusco Bolton Investments Inc. (“MBI”) is a leading manager of growth-oriented equity, balanced and fixed income investment products, with over US$4.0 billion in assets under management.  Based in Montreal, MBI’s experienced senior management team is led by Sylvain Boulé, the firm’s President and Chief Executive Officer, and Erik Giasson, the firm’s Chief Investment Officer.  MBI has a number of benchmark-focused and absolute return strategies, including its Canadian equity, momentum, and Canadian small cap equity products, with strong recent and long-term investment results.  Upon the closing of the transaction, AMG will hold approximately 70% of the equity in MBI, with the remaining interest held by a broad group of MBI’s management.

•                  Deans Knight Capital Management Ltd. (“Deans Knight”) is a specialist equity and fixed income manager based in Vancouver, with approximately US$1.2 billion in assets under management.  The firm is managed by founding partners and portfolio managers Wayne Deans and Doug Knight.  The firm’s Canadian small cap and high yield bond products each have outstanding long-term performance records, substantially outperforming their respective peers and benchmarks.  Upon the closing of the transaction, AMG will hold just over 50% of the equity in Deans Knight, with the remaining interest held by Deans Knight’s employees.

•                  Triax Capital Corporation (“Triax Capital”) is a Toronto-based company that develops and distributes structured investment products for retail investors through major brokerages in Canada, with approximately US$1.2 billion in assets under management.  Triax Capital’s senior management team is led by Barry Gordon, the firm’s President and Chief Executive Officer.  Upon the closing of the transaction, AMG will hold 100% of the equity in Triax Capital, while the management of the firm will continue to have significant direct incentives in their business.

•                  Covington Capital Corporation (“Covington”) is a prominent manager of venture capital funds for retail investors based in Toronto, with approximately US$300 million in assets under management.  The firm is managed by an experienced team of venture capital investors, including Managing Partners Chip Vallis and Grant Brown.  Upon the closing of the transaction, AMG will hold 100% of the equity in the firm, while Covington’s senior management will have significant direct incentives in their business.

AMG has agreed to acquire its interest in each of these six firms (the “Canadian Affiliates”) through the acquisition of First Asset, which is currently privately owned by a number of private equity firms and other institutional and individual investors.  First Asset has acquired its interests in the Canadian Affiliates since its founding in 1997 through an approach which, much like AMG’s, provides the management team at each firm autonomy in managing the firm’s investment processes and overseeing its day-to-day operations.  Each of the Canadian Affiliates’ management teams also has significant equity and similar incentives in their respective firms designed to ensure that their interests remained aligned with those of their clients, as well as to incent continued growth through strong investment performance and superior client service.

“We are pleased to announce our agreement to acquire First Asset, and our prospective partnerships with Foyston, Beutel, Goodman, MBI, Deans Knight, Triax Capital, and Covington.  These are an impressive group of firms and are among the most highly regarded independent investment businesses in Canada,” said Sean M. Healey, President and Chief Executive Officer of AMG.  “Not only do these outstanding firms bring a broad and diverse set of products and clients to AMG, but more importantly, their principals have already demonstrated their interest in choosing a partner that provides each firm’s management with operating autonomy and significant retained equity and similar incentives in their businesses.  Having come to know the principals of these firms over the course of the past year, we are confident that these businesses will be strong additions to AMG’s Affiliate group.”

“This investment will broaden AMG’s international presence through partnerships with a number of Canada’s leading mid-sized asset management firms,” stated Seth W. Brennan, AMG’s Executive Vice President in charge of New Investments.  “These firms are outstanding businesses in their own right, and they also provide significant additional diversity to AMG’s EBITDA by including a range of products that are invested in Canadian equities and bonds, in U.S. and international equities, as well as in venture capital and structured products.  Through their partnerships with First Asset, the management of each affiliated firm has retained operating autonomy and equity or equity-like incentives similar to those of AMG’s Affiliates, and, as is customary for AMG, the management of each of the firms will continue to oversee their firm’s investment process and day-to-day operations.  We look forward to working with First Asset and our new partners, where appropriate, to help them enhance the growth of their businesses.”

“We are excited that AMG has agreed to acquire First Asset,” said Michael B. Simonetta, President and co-founder of First Asset.  “AMG has an outstanding reputation as an experienced and supportive partner to its Affiliates, with a proven approach to preserving the direct equity incentives and unique culture and operating autonomy of each of its Affiliates.  With the addition of First Asset, AMG has a strong platform for continued growth in the Canadian marketplace.”

“AMG’s business philosophy makes it an ideal partner for Foyston, Gordon & Payne,” stated Jim Martin, Foyston’s President and Chief Investment Officer.  “We are impressed with AMG’s demonstrated success in serving as a supportive partner to growing mid-sized investment management firms, while helping to ensure that each firm maintains its own distinct culture and operating autonomy.”

AMG has agreed to acquire First Asset for a total of approximately US$250 million (including repayment of existing First Asset indebtedness), with approximately 90% of the consideration in cash, and the remainder in AMG common stock.  After the closing of the transaction, the management teams of the Canadian Affiliates are expected to remain unchanged and to continue to oversee the operations of their firms consistent with the manner with which they worked with First Asset and with AMG’s partnership approach.  Following the closing, First Asset’s holding company operations will be consolidated with AMG’s operations, while First Asset’s current President and co-founder, Michael Simonetta, will join AMG as President of the Canadian office of AMG to help coordinate its relationships with the Canadian Affiliates and with other growth initiatives in Canada.  The transaction is expected to close early in the third quarter, pending the completion of transaction-related closing conditions including regulatory approvals.

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  Pro forma for its pending investment in First Asset, AMG’s affiliated investment management firms managed over US$150 billion in assets at December 31, 2004.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to complete pending acquisitions, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2004.

A teleconference will be held with AMG’s management at 10:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-257-2101 (domestic calls) or 1-303-262-2050 (international calls) starting at 9:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay from approximately one hour after the conclusion of the call until 11:59 p.m. Eastern time on April 19, 2006.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11028833.  The live call and the replay may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.